Execution Version	CONFIDENTIAL

Exhibit 10.32

THIRD AMENDMENT TO THE LICENSE AGREEMENT
BY AND BETWEEN

XENCOR, INC. AND MorphoSys AG

This third amendment ("Amendment") to the COLLABORATION AND LICENSE AGREEMENT dated June 27, 2010, as amended on March 23, 2012, and on January 8, 2020 (such second amendment being wrongly named “first amendment” thereunder shall be regarded and referred to as the second amendment) (collectively, the “Agreement”), by and between XENCOR, INC., a Delaware corporation with its principal offices at 111 West Lemon Avenue, Monrovia, CA 91016, USA (“Xencor”), and MORPHOSYS AG, a German corporation with its principal offices at Semmelweisstrasse 7, 82152 Planegg, Germany (“MorphoSys”) is effective as of the date of last signature to this Amendment. Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement.

WHEREAS, the Agreement, as more specifically set forth in its second amendment, provides for the inclusion of an approved statement in any media release referencing and in certain publications regarding the Licensed Product; and

WHEREAS, Xencor and MorphoSys have agreed to amend the Agreement to provide for a change of such approved statement and a potential further change.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, Xencor and MorphoSys hereby agree to the following terms:

1.	Exhibit N to the Agreement shall be deleted in its entirety and be replaced by the new

Exhibit N attached hereto.

2.	This Amendment will be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of law).
3.	All other terms of the Agreement shall remain unchanged and, except as expressly amended hereby, the Agreement shall continue in full force and effect. This Amendment is incorporated and made a part of the Agreement. In the event of any conflict or inconsistency between the Agreement and this Amendment, the latter shall prevail.

[Remainder of page intentionally left blank.]

Execution Version	CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

Xencor

By:
Name:	Bassil Dahiyat, PhD
Title:	President and CEO
Date:	July 13, 2020

MorphoSys AG		MorphoSys AG

By:		By:
Name:	i.V. Dr. Barbara Krebs-Pohl	Name:	i.A. Dr. Stefan Mitterreiter
Title:	SVP, Head of Global BD&L and Alliance Management	Title:	Associate Director, Global BD&L and Alliance Management
Date:	July 13, 2020	Date:	July 13, 2020

Execution Version	CONFIDENTIAL

Exhibit N

Approved Statement

About tafasitamab (MOR208)*

Tafasitamab (MOR208) is an investigational humanized Fc-engineered monoclonal antibody directed against CD19.*

In 2010, MorphoSys licensed exclusive worldwide rights to develop and commercialize tafasitamab from Xencor, Inc. Tafasitamab incorporates an XmAb® engineered Fc domain, which mediates B-cell lysis through apoptosis and immune effector mechanism including antibody-dependent cell-mediated cytotoxicity (ADCC) and antibody-dependent cellular phagocytosis (ADCP).**

… [Note: MorphoSys may add, following this statement, at its sole discretion and without requiring Xencor’s approval, further information on tafasitamab, the target, the development of tafasitamab, respective clinical trials, marketing authorizations and relevant indications etc.]

Add to trademark line: XmAb® is a trademark of Xencor, Inc.

* MorphoSys may update this statement at its sole discretion e.g. depending on Licensed Product status.

** MorphoSys may update this statement, without Xencor’s prior approval, to mirror the final language agreed with the FDA in Section 12 of the prescribing information.